Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 10, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:  Ford Motor Credit Company LLC Registration Statement Nos. 333-168720 and 333-159107 on Form S-3 and No. 333-137066 on Form S-4

Commissioners:

We are aware that our report dated May 10, 2011 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month periods ended March 31, 2011 and 2010 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan